SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Wheeler Real Estate Investment Trust, Inc.

(Exact Name of Registrant as Specified in its Charter)

Maryland	45-2681082
(State or Other Jurisdiction of Incorporation or Organization)	(I.R.S. Employer Identification Number)

Riversedge North

2529 Virginia Beach Blvd., Suite 200

Virginia Beach, Virginia 23452

(757) 627-9088

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Series B Preferred Stock, without par value per share Warrants (expiring 2019)	The NASDAQ Capital Market The NASDAQ Capital Market

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-194831

Securities to be registered pursuant to Section 12(g) of the Act:

None

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.	Description of Registrant’s Securities to be Registered.

Descriptions of the Series B Preferred Stock, without par value per share, and warrants to purchase shares of the Registrant’s common stock, $0.01 par value per share, to be registered hereunder are contained in the section entitled “Description of Capital Stock and Securities Offered” of the Prospectus included in the Registrant’s Registration Statement on Form S-11, No. 333-194831 (the “Registration Statement”), as filed with the Securities and Exchange Commission (the “Commission”) on March 26, 2014. The section containing this description is incorporated herein by reference.

Item 2.	Exhibits.

The following exhibits are filed as a part of this registration statement:

Exhibit Number	Description of Exhibit

3.1	Articles of Amendment and Restatement of the Registrant(1)

4.2	Form of Certificate of Series B Preferred Stock of the Registrant(2)

4.3	Form of Warrant Certificate of the Registrant(3)

(1)	Incorporated by reference to Exhibit 3.1 to the Registrant’s Registration Statement on Form S-11 (333-194831)
(2)	Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-11 (333-194831)
(3)	Incorporated by reference to Exhibit 4.2 to the Registrant’s Registration Statement on Form S-11 (333-194831)

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Wheeler Real Estate Investment Trust, Inc

By:	/S/ JON S. WHEELER
Name:	Jon S. Wheeler
Title:	Chairman and Chief Executive Officer

Dated: April 23rd, 2014

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

3.1	Articles of Amendment and Restatement of the Registrant(1)

4.2	Form of Certificate of Series B Preferred Stock of the Registrant(2)

4.3	Form of Warrant Certificate of the Registrant(3)